UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2018

SUSSEX BANCORP

(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation or organization)	001-12569 (Commission File Number)	22-3475473 (I.R.S. Employer Identification No.)

100 Enterprise Dr.

Rockaway, New Jersey 07866
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (844) 256-7328

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Sussex Bancorp (the “Company”) held its 2018 Annual Meeting of Shareholders (the “Annual Meeting”) on April 25, 2018. There were 7,928,291 shares of common stock eligible to be voted at the Annual Meeting and 6,926,276.945 shares of common stock were presented in person or represented by proxy at the Annual Meeting, which constituted a quorum to conduct business.

As further detailed in the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on March 19, 2018, there were four proposals submitted to the Company’s shareholders at the Annual Meeting. The shareholders elected all of the nominees listed in Proposal 1 and approved Proposals 2, 3 and 4. The final results of voting on each of the proposals are as follows:

Proposal 1: Election of Directors

Nominee	Votes For	Votes Withheld	Broker Non-Vote
Dominick J. D’Agosta	4,942,437.455	339,572.49	1,644,267.00
Mark J. Hontz	5,015,422.065	266,587.89	1,644,267.00
Walter E. Loeffler	4,946,189.455	335,820.49	1,644,267.00
Peter A. Michelotti	4,938,009.455	344,000.49	1,644,267.00

Proposal 2: Ratification of the Appointment of BDO USA, LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2018

Votes For	Votes Against	Abstain	Broker Non-Vote
6,894,693.495	27,139.00	4,444.46	0

Proposal 3: Non-Binding Advisory Resolution on the Compensation of the Company’s Named Executive Officers

Votes For	Votes Against	Abstain	Broker Non-Vote
5,098,793.655	131,685.83	51,529.46	1,644,268.00

Proposal 4: Amendment to the Company’s Restated Certificate of Incorporation to Change the Name of the Company from Sussex Bancorp to SB One Bancorp

Votes For	Votes Against	Abstain	Broker Non-Vote
6,595,156.815	165,234.68	163,946.46	1,939.00

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSSEX BANCORP

Date: April 27, 2018	By:	/s/ Steven M. Fusco
Steven M. Fusco
Senior Executive Vice President and Chief Financial Officer